UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Sections 13 or 15(d) of the
                         Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported): December 12, 2007

                             LASALLE RE HOLDINGS LTD
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Bermuda                       1-16089                 98-0232340
----------------------------    ------------------------    ------------------
(State or other jurisdiction    (Commission File Number)    (I.R.S. Employer
     of incorporation)                                      Identification No.)

                       c/o Michael Morrison, John Wardrop
                                      JPLs
                  LaSalle Re Holdings Limited (in liquidation)
                        Crown House, 4 Par-La-Ville Road
                             Hamilton HM 08, Bermuda             Not Applicable
                    ----------------------------------------     --------------
                    (Address of principal executive offices)       (Zip Code)


          Registrant's telephone number, including area code: (441) 295-5063

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 8.01  OTHER EVENTS


Hamilton, Bermuda (December 12, 2007): The Joint Provisional Liquidators (the "JPLs") of LaSalle Re Holdings Limited (the "Company") are providing holders of the Company's common shares, par value $0.10 and series A preferred shares, par value $1.00 per share (the "Preferred Shares"), with a status report of the affairs of the Company. The Company's current reports on Form 8-K are available free of charge at the SEC's website www.sec.gov.

1.   COMPANY BACKGROUND

In August 2003, insolvency proceedings were initiated by the Company in both the United States and Bermuda. The Supreme Court of Bermuda (the "Court") ordered that Michael Morrison, of KPMG Advisory Limited in Bermuda, and John Wardrop of KPMG LLP in England be appointed Joint Provisional Liquidators to the Company and the Company's parent company, Trenwick Group Limited ("TGL").

Concurrently Trenwick America Corporation ("TAC"), along with the Company and TGL, filed voluntary petitions for relief under chapter 11 of the United States Bankruptcy Code (the "U.S. Bankruptcy Code") with the United States Bankruptcy Court for the District of Delaware (the "U.S. Bankruptcy Court"), to run in parallel with the provisional liquidation in Bermuda. In 2003 and 2004, the U.S. Bankruptcy Court approved the sale of the Company's former UK-based affiliates and the reorganization of TAC, the holding company of TGL's US insurance entities, pursuant to which these former affiliates were separated and are no longer affiliated in any respect with the Company or TGL. Since there were insufficient assets to support the reorganization of the Company and TGL, the U.S. Bankruptcy Court dismissed the Company and TGL's cases in 2004 in deference to the ongoing Bermudian liquidation proceedings.

Following the dismissal of their chapter 11 cases the JPLs of the Company and TGL filed petitions under section 304 of the U.S. Bankruptcy Code and applications for certain injunctive relief (the "304 Petitions") with the U.S. Bankruptcy Court. The impetus behind the 304 Petitions was to investigate, and, if appropriate, prosecute various claims and causes of action that might exist in favour of the Company and TGL, and to protect and preserve the Company's and TGL's assets. The relief sought in the 304 Petitions was granted by court orders of the U.S. Bankruptcy Court dated 26 May 2005.

The Company was placed into liquidation by the Court on 15 April 2005 and TGL was placed into liquidation by the Court on 4 November 2005.

2. CURRENT STATUS OF THE LIQUIDATION PROCEEDINGS IN BERMUDA

Separate meetings of the Company's creditors and contributories (that is members or shareholders) (the "Meetings") were held on 28 April 2006, at the Company's registered office, to consider and to vote on:

a)   who should be appointed as the permanent liquidator of the Company; and


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b)   whether a formal  committee of inspection  should be appointed and, if so, who should be a member of said committee of inspection.

The result of the voting on the resolutions was that at each of the Meetings the vote was in favour of the JPLs being appointed as the permanent liquidators of the Company, and against the appointment of a committee of inspection. However, both prior and subsequent to the Meetings, certain preferred shareholders of the Company (the "Objecting Shareholders") made application to the Court in connection with the Meetings. The Objecting Shareholders' application primarily related to their objection to the JPLs' admission of certain contingent creditors' votes at the creditors' Meeting. The Objecting Shareholders' application (which is opposed by the JPLs and the creditors of the Company) is due to be heard by the Court in January 2008.

When a permanent liquidator (or liquidators) is appointed, his function will be to realise the assets of the Company, pay the liabilities of the Company to the extent that there are assets available and, ultimately, distribute any surplus assets to the Company's shareholders. Until such time as the matter of the appointment of a permanent liquidator can be resolved, the JPLs will not be able to make any distribution to the Company's creditors or shareholders.

The Company has had limited unencumbered cash with which to cover its liquidation expenses and therefore the costs and expenses of the liquidation are being funded primarily by the Company's creditors. To date the Company has received approximately US$1.75 million in actual or pledged funding to pay for its own liquidation costs.

3. LASALLE RE LIMITED ("LASALLE")

LaSalle, a wholly owned subsidiary of the Company, is a Bermudian Class 4 registered reinsurance company that has been in run-off since 2002. LaSalle has not been in compliance with the Bermudian insurance solvency regulations since the JPLs were appointed over the Company and therefore is currently not authorised to pay any dividends to its parent (the Company) until such time it has extinguished its current insurance liabilities.

Absent any accelerated closure mechanism, the normal course run-off of LaSalle would have continued for a number of years. However, as an accelerated closure mechanism, LaSalle proposed a Scheme of Arrangement under Section 99 of the Bermuda Companies Act 1981 (the "Scheme") with its creditors.

The Scheme was approved by LaSalle's creditors and was sanctioned by the Court on April 27, 2007. Now that the Scheme has been implemented it has materially shortened the time necessary to finalise LaSalle's closure. Under the terms of the Scheme, Scheme Creditors were required to submit all claims against LaSalle by August 30, 2007. This so-called "Claims Submission deadline" has occurred and therefore LaSalle is now able to assess the level of its ultimate claims and therefore its likely net asset value.


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                                                                              3


The management of LaSalle has indicated that the net asset value of LaSalle, before payment of all expenses and costs up to the Scheme termination date as well as the expected fees and expenses of the liquidation of LaSalle, which will occur after termination of the Scheme, will be approximately US$35 million.

LaSalle has an economic interest, through its subsidiary LaSalle UK Holdings Ltd ("LSUK"), in four corporate capital vehicles at Lloyd's of London namely, Oak Dedicated Ltd, Oak Dedicated Two Ltd, Oak Dedicated Three Ltd, Oak Dedicated Four Ltd and Packchance Ltd (together the "Oaks").

The estimated net asset value of US$35 million assumes that LaSalle will receive no material value from its economic interest in its underwriting subsidiaries at Lloyds (see below).

Based on current information, the JPLs estimate that it should be possible for the liquidator of LaSalle to make a distribution to the Company by May 2008.

4. THE PROPOSED SALE OF THE COMPANY'S LLOYD'S OPERATIONS

At present the Company acts as a joint guarantor in respect of approximately US$58 million of Series 3 LOCs (the "LOCs"), issued by a group of banks (the "LOC Banks"), that provide Funds at Lloyd's to support the underwriting for Syndicate 839 at Lloyd's (and certain other underwriting vehicles that provide capital to other Lloyds syndicates, including Packchance Ltd).

The capital for Syndicate 839 was provided by the Oaks, and the Company, through its subsidiary, LSUK, holds 100% of the beneficial ownership in the Oaks. However, LSUK issued subordinated loan notes to TAC and TGL totalling almost $67 million and, as such, the economic interest in LSUK is effectively held by TAC and TGL.

Under the terms of the LOC agreements, the Company (as well as LSUK and TGL) acts as a guarantor and would be liable to reimburse the LOC Banks in the event that a draw was made on the LOCs. The existence of the guarantee has meant that the LOC Banks have been the Company's only material creditors (contingent or otherwise). Over the past four months the managing agent for Syndicate 839, Canopius Managing Agents Ltd ("Canopius") sought, in conjunction with an independent broker, proposals from parties interested in assuming the liabilities of Syndicate 839 via a Reinsurance to Close ("RITC").

Two final bids were received and Canopius, in consultation with other stakeholders (including the JPLs), have now accepted a proposal from Canopius Group Ltd ("Canopius Group") to assume Syndicate 839's liabilities via a RITC. The JPLs were informed by Canopius that the terms of the Canopius Group offer were significantly more attractive than the terms of the other offer that was received in respect of the RITC invitation to tender process - which would, if accepted, have led to a draw on the LOCs.


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                                                                              4


As a result of this RITC, the Oaks's underwriting exposure to the Syndicate will be crystallised and there will be no draw on the LOCs. As a result, the LOCs, the obligations under which are guaranteed by the Company and TGL, will be cancelled and, upon such cancellation, any contingent liability that the Company has to the LOC Banks under the guarantees will cease.

As part of the RITC transaction, Canopius Group made a series of linked offers to a number of entities with an interest in the Oaks and LSUK. The acceptance of the RITC offer was made conditional on the acceptance by these interested parties of the Canopius Group linked offers (the RITC and the linked offers referred collectively as the "Proposed Transaction").

The JPLs believe that the Proposed Transaction, if consummated, offers a number of benefits to the Company's stakeholders, including:

1. It will result in the cancellation of the LOC Banks' guarantee against the Company such that the LOC Banks' claim against the Company (and TGL) will be limited to an expense claim in relation to the administration of the LOCs and certain funding amounts they have provided in respect of the Company's (and TGL's) liquidation.

2. The Proposed Transaction should result in an expedited distribution to the Company's Series A Preferred Shareholders.

3. Absent the cancellation of the LOC Banks' guarantee, the JPLs would not be able to make a distribution to the Company's Series A Preferred Shares holders, unless and until the LOC guarantee claims were first settled or cancelled by some other means.

4. Certain holders of the Company's Series A Preferred Shares will sign releases and have agreed to cease all legal actions in connection with the Company, the LOC Banks and all other parties that are signatories to the Proposed Transaction. As a result, ongoing legal costs in connection with the Objecting Shareholders' applications in the liquidation can be avoided.

5. The liquidation of the Company and TGL can be completed in a significantly shortened time period resulting in material savings in expected future liquidation fees and expenses.

6. TGL (and therefore the Company) will receive some value for its residual interests in the Lloyds's business.

Having considered the proposals submitted by Canopius Group, and following extensive discussions and negotiations with the various interested parties, the JPLs have signed a non-binding Term Sheet in respect of the Proposed Transaction. The completion of the Proposed Transaction is subject to a number of conditions precedent, including:


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                                                                              5


1. The approval of the proposed RITC by the regulatory division of the Corporation of Lloyd's;

2. The JPLs receiving the permission of the Court to enter the Proposed Transaction. An application to the Court for such permission shall be made by the JPLs as soon as practicable after the definitive documents in accordance with the agreed Term Sheet have been drafted;

3. All parties to the Proposed Transaction agreeing on and executing the definitive transaction documents in accordance with the agreed Term Sheet.

If any of the above conditions or any of the other conditions precedent to the consummation of the Proposed Transaction are not satisfied then the Proposed Transaction will likely not take place.

5. PROJECTED IMPACT OF THE PROPOSED TRANSACTION ON THE SERIES A PREFERRED SHAREHOLDERS

Under the Company's constitutional documents, the Company's Series A Preferred Shareholders are entitled to receive:

i.   a preference dividend in a liquidation of $25 per share; and

ii. accrued but unpaid dividends in a liquidation prior to payments to other shareholders.

Funds available for distribution to shareholders of the Company will be paid to holders of the Company's Series A Preferred Shares in priority to the Company's common shareholders to the extent described above.

On the basis that the Proposed Transaction is completed, the JPLs have undertaken an analysis of the Company's projected assets and liabilities. As a result of this analysis, the JPLs estimate that the holders of the Company's Series A Preferred Shares would be entitled to a liquidation dividend of between $9 and $10 per Series A Preferred Share. This estimate is based on a number of assumptions any one or more of which could prove to be wrong, in which case the projected liquidation dividend could vary materially from that set forth in the preceding sentence.

The terms of the Proposed Transaction will result in the withdrawal of the Objecting Shareholders' applications to the Court and should allow for the formal appointment of a permanent liquidator in January 2008. The JPLs also expect that a distribution from LaSalle to the Company as a liquidation dividend may be possible by May 2008. As such, the JPLs expect that, subject to the Proposed Transaction becoming effective, including the conditions precedent being fulfilled, an initial distribution of substantially all of the Company's shareholders' surplus can be made to the Company's Series A Preferred Shareholders by the end of the second quarter of 2008.


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                                                                              6


To be clear, as explained above, no such distribution will be made to the holders of the Company's Series A Preferred Shares until:

o The Proposed Transaction becomes effective (see conditions precedent above);

o LaSalle's Scheme has been concluded and its final shareholder surplus distributed to the Company;

o A permanent liquidator of the Company has been appointed by the Court in accordance with the outcome of the Meetings; and

o The JPLs have called for formal proofs of claim from the Company's creditors and it is confirmed that the Company has no material creditors and all identified creditors have been paid in full.

The common shares of the Company are owned by TGL and it is highly unlikely that TGL will receive any distribution in respect of its shareholding in the Company.

6. FUTURE REPORTING

The JPLs intend to continue to limit the Company's public announcements in the future to material events relating to the Company's winding-up (liquidation) proceedings in Bermuda. We intend to disclose any such event to the public by filing with the SEC a current report on Form 8-K. Reports on the Company's affairs are not mailed to shareholders of the Company, unless we are required to do so or unless we believe, in our sole judgment, that it is in the best interest of the Company's shareholders.

The Company's current reports on Form 8-K are available free of charge at the SEC's website www.sec.gov.

7.  SPECIAL NOTE REGARDING "FORWARD LOOKING STATEMENTS"

This report contains certain "forward-looking statements" within the meaning of
Section 21E of the Securities Exchange Act concerning current expectations about the winding-up of the Company, including the expected net asset value of LaSalle, the completion of the Proposed Transaction, the projected impact of the Proposed Transaction on the Series A Preferred Shareholders and other statements identified by the words "expects," "estimated," "believes" and "intend" and similar expressions. Such statements are subject to conditions, risks and uncertainties that may materially affect the actual results of the winding-up of the Company. These factors are described herein and include the completion of the Proposed Transaction and the outcome of the Objecting Shareholders' application.




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                                                                              7


                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        LASALLE RE HOLDINGS LTD (in liquidation)

Date:     December 12, 2007             By: /s/ Michael Morrison
                                           ------------------------------------
                                            Name:  Michael Morrison
                                            Title: Joint Provisional Liquidator

                                        By: /s/ John Wardrop
                                           ------------------------------------
                                            Name:  John Wardrop
                                            Title: Joint Provisional Liquidator

The Joint Provisional Liquidators contract without personal liability